     As filed with the Securities and Exchange Commission on March 5, 1997

                                                     Registration No. 333-21323

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                              ESS TECHNOLOGY, INC.
             (Exact Name of Registrant as specified in its charter)

        California                                      94-2928582
 (State of Incorporation)                  (I.R.S. Employer Identification No.)

                              48401 FREMONT BLVD.
                           FREMONT, CALIFORNIA 94538
                                 (510) 492-1088
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 JOHN H. BARNET
              VICE PRESIDENT, FINANCE AND CHIEF FINANCIAL OFFICER
                              ESS TECHNOLOGY, INC.
                              48401 FREMONT BLVD.
                           FREMONT, CALIFORNIA 94538
                                 (510) 492-1088
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                                  TAE HEA NAHM
                               VENTURE LAW GROUP
                           A PROFESSIONAL CORPORATION
                              2800 SAND HILL ROAD
                          MENLO PARK, CALIFORNIA 94025
                                 (415) 854-4488

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

        If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

        The Registrant hereby withdraws from registration 22,250 shares of its Common Stock out of a total of 145,653 shares of its Common Stock previously registered pursuant to this Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of those shares not sold on or before the date of this Post-Effective Amendment No. 1 to the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

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
           SIGNATURE                            TITLE                           DATE
           ---------                            -----                           -----


/s/ FRED S.L. CHAN*                  President and Chief Executive          March 5,  1997
--------------------------------     Officer and Chairman of the Board
    Fred S.L. Chan                   of Directors (Principal Executive
                                     Officer)

/s/ JOHN H. BARNET                   Vice President, Finance and Chief      March 5, 1997
--------------------------------     Financial Officer (Principal
    John H. Barnet                   Financial Officer and Principal
                                     Accounting Officer)

/s/ ANNIE M.H. CHAN*                 Director                               March 5, 1997
--------------------------------
    Annie M.H. Chan

/s/ ILBOK LEE*                       Director                               March 5, 1997
--------------------------------
    Ilbok Lee

/s/ PETER T. MOK*                    Director                               March 5, 1997
--------------------------------
    Peter T. Mok

/s/ HERBERT J. MARTIN*               Director                               March 5, 1997
--------------------------------
    Herbert J. Martin

*By:    JOHN H. BARNET
--------------------------------
        John H. Barnet
        Attorney-in-fact
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